Exhibit 8

Subsidiaries

Company	Country of Incorporation
Actaea Company Limited	Liberia
All-Star Holdings Inc.	Liberia
Asteria Shipping Company Limited	Marshall Islands
Auckland Marine Inc.	Liberia
Averto Shipping S.A.	Liberia
Balticsea Marine Inc.	Liberia
Bayview Shipping Inc.	Liberia
Blacksea Marine Inc.	Liberia
Blackwell Seaways Inc.	Liberia
Boulevard Shiptrade S.A.	Marshall Islands
Boxcarrier (No. 1) Corp.	Liberia
Boxcarrier (No. 2) Corp.	Liberia
Boxcarrier (No. 3) Corp.	Liberia
Boxcarrier (No. 4) Corp.	Liberia
Boxcarrier (No. 5) Corp.	Liberia
Cellcontainer (No. 1) Corp.	Liberia
Cellcontainer (No. 2) Corp.	Liberia
Cellcontainer (No. 3) Corp.	Liberia
Cellcontainer (No. 4) Corp.	Liberia
Cellcontainer (No. 5) Corp.	Liberia
Cellcontainer (No. 6) Corp.	Liberia
Cellcontainer (No. 7) Corp.	Liberia
Cellcontainer (No. 8) Corp.	Liberia
Channelview Marine Inc.	Liberia
Containers Lines Inc.	Liberia
Containers Services Inc.	Liberia
Continent Marine Inc.	Liberia
Crown Seaway Inc.	Liberia
Daisy Holding Corp.	Marshall Islands
Danaos Management Pte. Ltd.	Singapore
Danaos Management Support Pte. Limited	Singapore
Expresscarrier (No. 1) Corp.	Liberia
Expresscarrier (No. 2) Corp.	Liberia
Finest Holdings Inc.	Liberia
Foxtrot Holding Corp.	Marshall Islands
Gemini Shipholdings Corporation	Marshall Islands
Infinity Holdings Inc.	Liberia
Karlita Shipping Company Limited	Cyprus
Kingsland International Shipping Limited	Liberia
Leo Shipping and Trading S.A.	Liberia
Medsea Marine Inc.	Liberia
Megacarrier (No. 1) Corp.	Liberia
Megacarrier (No. 2) Corp.	Liberia
Megacarrier (No. 3) Corp.	Liberia
Megacarrier (No. 4) Corp.	Liberia
Megacarrier (No. 5) Corp.	Liberia
New Dawn Holdings Inc.	Liberia
Nordend Holding Limited	Marshall Islands
Oceancarrier (No. 1) Corp.	Liberia
Oceancarrier (No. 2) Corp.	Liberia
Oceancarrier (No. 3) Corp.	Liberia
Oceancarrier (No. 4) Corp.	Marshall Islands
Oceancarrier (No. 5) Corp.	Marshall Islands
Oceancarrier (No. 6) Corp.	Marshall Islands
Oceancarrier (No. 7) Corp.	Marshall Islands

Oceancarrier (No. 8) Corp.	Marshall Islands
Oceancarrier (No. 9) Corp.	Marshall Islands
Oceanew Shipping Limited	Cyprus
Oceanprize Navigation Limited	Cyprus
Ramona Marine Company Limited	Cyprus
Revolution Holdings Inc.	Liberia
Rewarding International Shipping Inc.	Liberia
Sarond Shipping Inc.	Marshall Islands
Seacarriers Lines Inc.	Liberia
Seacarriers Services Inc.	Liberia
Sinoi Marine Ltd.	Liberia
Speedcarrier (No. 1) Corp.	Liberia
Speedcarrier (No. 2) Corp.	Liberia
Speedcarrier (No. 3) Corp.	Liberia
Speedcarrier (No. 4) Corp.	Liberia
Speedcarrier (No. 5) Corp.	Liberia
Speedcarrier (No. 6) Corp.	Liberia
Speedcarrier (No. 7) Corp.	Liberia
Speedcarrier (No. 8) Corp.	Liberia
Springer Shipping Co.	Liberia
Teucarrier (No. 1) Corp.	Liberia
Teucarrier (No. 2) Corp.	Liberia
Teucarrier (No. 3) Corp.	Liberia
Teucarrier (No. 4) Corp.	Liberia
Teucarrier (No. 5) Corp.	Liberia
Trindade Maritime Company	Marshall Islands
Vilos Navigation Company Ltd	Liberia
Wellington Marine Inc.	Liberia